THE ALLIANCEBERNSTEIN PORTFOLIOS
ALLIANCEBERNSTEIN WEALTH PRESERVATION STRATEGY

FORMER POLICIES	CURRENT POLICIES

Investment Objective:
Fundamental:				Non-fundamental:
The Strategy seeks to achieve		The Strategy seeks to
a high total return without,		achieve a high total return
in the opinion of the Adviser,		without, in the opinion of
undue risk to principal.		the Adviser, undue risk
					to principal.

Fundamental Investment Policies:
The Strategy may not make		The Strategy may not make
loans except through (a) the 		loans except through (i)
purchase of debt obligations in 	the purchase of debt
accordance with its investment 		obligations in accordance
objective and policies; (b) the		with its investment
lending of portfolio 			objectives and policies;
securities; or (c) the use of 		(ii) the lending of
repurchase agreements.			portfolio securities;
					(iii) the use of repurchase
					agreements; or (iv) the
					making of loans to
					affiliated funds as
					permitted under the 1940
					Act, the rules and
					regulations thereunder (as
					such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under,
					the 1940 Act.


The Strategy may not borrow		The Strategy may not issue
money or issue senior securities	any senior security (as
except to the extent permitted		that 1940 Act) or borrow
by the 1940 Act.                      	money, except to the extent
					permitted by the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time)
					or by guidance regarding,
					or interpretations of,or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including , for example,
					with respect to	permitted
					borrowings, options,
					futures contracts, options
					on futures contracts and
					other derivatives such as
					swaps are not deemed to
					involve the issuance of a
					senior security.



The Strategy may not pledge, 		Prohibition eliminated
hypothecate, mortgage or
otherwise encumber its assets,
except to secure permitted
borrowings.


The Strategy may not invest in		Prohibition eliminated.
companies for the purpose of
exercising control.


The Strategy may not purchase or	The Strategy may not
sell real estate, except that it	purchase or sell real
may purchase and sell securities	estate except that it may
of companies which deal in real 	dispose of real estate
estate or interests therein and		acquired as a result of
securities that are secured by 		the ownership of
real estate, provided such 		securities or other
securities are securities of the	instruments. This restriction
type in which the Strategy 		does not prohibit the
may invest.				Strategy from investing in
					securities or other
					instruments backed by real
					estate or in securities of
					companies engaged in the
					real estate business.




The Strategy may not purchase 		The Strategy may not
or sell commodities or 			purchase or sell commodities
commodity contracts, including 		regulated by the Commodity
futures contracts (except 		Futures Trading Commission
foreign currencies, futures		under the Commodity Exchange
on securities, currencies and 		Act or commodities contracts
securities indices and forward 		except for futures contracts
contracts or contracts for the		and options on futures
future acquisition or delivery 		contracts.
of securities and foreign
currencies and other similar
contracts and options on the
foregoing).

Related non-fundamental			Related non-fundamental
policies:				policies:
If the Strategy enters into 		Restriction eliminated.
futures contracts, options on
futures contracts and options on
foreign currencies traded on a
CFTC-regulated exchange that are
not for bona fide hedging
purposes, the aggregate initial
margin and premiums required to
establish these positions
(excluding the amount by which
options are in-the-money at the
time of purchase) will not
exceed 5% of the market value of
the Strategys total assets.

The Strategy will not enter into 	Restriction eliminated.
a futures contract if,
immediately thereafter, the
value of the securities and
other obligations underlying
the futures contracts would
exceed 50% of the Strategys
total assets.



The Strategy may not invest		The Strategy is diversified.
more than 5% of its total
assets in the securities of
any one issuer (other than
U.S. Government securities,
repurchase agreements relating
thereto, and securities of
other investment companies),
although up to 25% of the
Strategys total assets may be
invested without regard to
this restriction.


The Strategy may not invest 		The Strategy may not
more than 25% or more of its		concentrate investments in an
total assets in the securities 		industry, as concentration
of any one industry.	 		may be defined under the
					1940 Act or the rules and
					regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
              				regulatory authorities.


Non-fundamental Investment Policies:

The Strategy may invest up to		The Strategy will limit
15% of its net assets in 		its investment in illiquid
illiquid securities.			securities to no more than
					15% of net assets or such
					other amount permitted by
					guidance regarding the
					1940 Act.


The Strategy may, with the		The Strategy may invest in
approval of the Strategys 		the securities of other
Trustees and upon obtaining 		investment companies,
such exemptive relief from 		including exchange-traded
the SEC as may be necessary, 		funds, to the extent
invest in shares of one or 		permitted under the 1940
more other investment 			Act or the rules and
companies advised by Alliance.		regulations thereunder (as
					such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.
					The Strategy may not
					purchase securities on
					margin, except (i) as
					otherwise provided under
					rules adopted by the SEC
					under the 1940 Act or by
					guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that
            				the Strategy may obtain
					such short-term credits as
					are necessary for the
					clearance of portfolio
					transactions, and the Strategy
					may make margin payments
					in connection with futures
					contracts, options, forward
					contracts, swaps, caps,
					floors, collars and other
	                  		financial instruments.